                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                     NATIONAL INFORMATION CONSORTIUM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                      NATIONAL INFORMATION CONSORTIUM, INC.
                               12 CORPORATE WOODS
                         10975 BENSON STREET, SUITE 390
                           OVERLAND PARK, KANSAS 66210
                                 (913) 498-3468

================================================================================
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 2, 2000
--------------------------------------------------------------------------------



TO THE SHAREHOLDERS OF NATIONAL INFORMATION CONSORTIUM, INC.:

         The Annual Meeting of Shareholders of National Information Consortium, Inc., a Colorado corporation (the "Company"), will be held at the Doubletree Hotel, Kansas City - Corporate Woods, 10100 College Boulevard, Overland Park, Kansas, on May 2, 2000, at 10:00 a.m., Central Daylight Time, to consider and take action on:

         1. To elect seven (7) directors to serve until the next Annual Meeting of Shareholders;

         2. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

         3. In the discretion of the designated proxies upon such other business relating to the foregoing as may properly come before the meeting, and such matters incidental to the conduct of the meeting, and at any adjournments or postponements thereof.

         The Board of Directors has fixed March 17, 1999, as the record date for the determination of Shareholders entitled to receive notice of and to vote at the meeting or any adjournments or postponements thereof. A list of the Shareholders will be available for inspection at the offices of the Company during ordinary business hours for the ten-day period prior to the Annual Meeting.


                                           By Order of the Board of  Directors:



                                           William F. Bradley, Jr.
                                           Secretary

Overland Park, Kansas
March 21, 2000

                     NATIONAL INFORMATION CONSORTIUM, INC.


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of National Information Consortium, Inc. (the "Company"), a Colorado corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders. The meeting will be held at the Doubletree Hotel, Kansas City - Corporate Woods, 10100 College Boulevard, Overland Park, Kansas, on May 2, 2000, at 10:00 a.m. Central Daylight Time, and any adjournments thereof (the "Meeting").

         If you specify a choice on the proxy as to how your shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted

         o  FOR the election of the seven nominees for Director named herein;
            and

         o FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ended December 31, 2000.

         You can revoke your proxy any time before the voting at the Meeting by sending a properly signed written notice of your revocation to the Corporate Secretary of the Company, by submitting another proxy that is properly signed and bears a later date; or by voting in person at the Meeting. Attendance at the Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland Park, Kansas 66210, Attention:
Corporate Secretary.

         Shares represented by valid proxies in the form enclosed received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors.

         The close of business on March 17, 2000, has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Meeting. As of that date, the Company had 53,309,502 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Shareholders. This Proxy Statement and the accompanying proxy are being mailed on or about March 23, 2000, to all Shareholders entitled to notice of and to vote at the Meeting.

         The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of the Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, and other electronic means, and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid to Directors, officers or employees for such solicitation.

         The Annual Report to Shareholders for the fiscal year ended December 31, 1999, is being mailed to the Shareholders with the Proxy Statement but does not constitute a part hereof.

                                 SHARE OWNERSHIP

         The following table sets forth information concerning the ownership of Common Stock by (i) each current member of the Board of Directors of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table appearing under "Executive Compensation," below, (iii) all current Directors, and executive officers of the Company as a group and (iv) the beneficial owners of more than 5% of the outstanding shares of Common Stock, all as of January 31, 2000.

                                                                               Shares Beneficially Owned(1)
                                                                             --------------------------------
                                                                             Number                Percentage
                                                                             ------                ----------
5% SHAREHOLDERS
Jeffery S. Fraser and Ross C. Hartley,
     co-trustees of National Information
     Consortium Voting Trust, dated
     June 30, 1998 c/o Jeffery S. Fraser
1811 Wakarusa Drive, Suite 100
Lawrence, KS 66047....................................................      27,469,884                51.6%

Hellman & Friedman Capital Partners III, L.P.
c/o Hellman & Friedman LLC
One Maritime Plaza
San Francisco, CA 94111...............................................       8,216,609                15.4

H&F Orchard Partners III, L.P.
c/o Hellman & Friedman LLC
One Maritime Plaza
San Francisco, CA 94111...............................................         545,255                 1.0

H&F International Partners III, L.P.
c/o Hellman & Friedman LLC
One Maritime Plaza
San Francisco, CA 94111...............................................         162,844                 *

NAMED EXECUTIVE OFFICERS AND DIRECTORS
Jeffery S. Fraser.....................................................      27,469,884                51.6
James B. Dodd.........................................................         602,714                 1.1
William F. Bradley, Jr................................................       1,835,363                 3.4
Kevin C. Childress....................................................          91,145                 *
Samuel R. Somerhalder.................................................       2,018,185                 3.8
Harry H. Herington....................................................       1,034,447                 1.9
John L. Bunce, Jr.....................................................       8,924,708                16.8
Dan Evans.............................................................          41,442                 *
Ross C. Hartley.......................................................      27,469,884                51.6

                                                                               Shares Beneficially Owned(1)
                                                                             --------------------------------
                                                                             Number                Percentage
                                                                             ------                ----------
Patrick J. Healy......................................................       8,924,708                16.8
Pete Wilson...........................................................          10,000                 *

All executive officers and directors
     as a group (14 persons)..........................................      37,005,023                69.5

--------------------------
*    Less than 1%

(1) The number of shares of Common Stock issued and outstanding on January 31, 2000, was 53,215,616. The calculation of percentages is based upon the number of shares of Common Stock issued and outstanding on such date, plus shares of Common Stock subject to options held by the respective persons on January 31, 2000 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, except as described below.

         H&F Investors III, a California general partnership, is the sole general partner of Hellman & Friedman Capital Partners III, L.P., a California limited partnership, H&F Orchard Partners III, L.P., a California limited partnership, and H&F International Partners III, L.P., a California limited partnership. Messrs. Bunce and Healy are Managing Directors of Hellman & Friedman LLC, an affiliate of H&F Investors III. The managing general partner of H&F Investors III is Hellman & Friedman Associates III, L.P., a California limited partnership, and the general partners of Hellman & Friedman Associates III are H&F Management III, L.L.C., a California limited liability company, and H&F Investors III, Inc., a California corporation. The sole shareholder of H&F Investors III, Inc. is the Hellman Family Revocable Trust. The investment decisions of H&F Investors III, Inc. and H&F Management III, L.L.C. are made by an executive committee, of which Mr. Bunce is a member. The executive committee indirectly exercises voting and investment power with respect to the shares of Common Stock held by Hellman & Friedman Capital Partners III, H&F Orchard Partners III and H&F International Partners III, and could be deemed to beneficially own such shares. The executive committee disclaims such beneficial ownership except to the extent of its indirect pecuniary interest in such shares.

         Shares held by Mr. Bunce and Mr. Healy consist of shares owned by Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. Mr. Bunce and Mr. Healy each disclaim beneficial ownership of all shares of Common Stock held by Hellman & Friedman Capital Partners III, H&F Orchard Partners III and H&F International Partners III, except to the extent of their individual indirect pecuniary interest in those shares.

         Shares held by Mr. Fraser include 21,074,192 shares held in the Voting Trust for which Mr. Fraser acts as a co-trustee and 6,084,426 shares held in the Voting Trust of which a family trust established for the benefit of Mr. Fraser is the beneficial owner and 311,266 shares are held for the benefit of Crimson Tide Charitable Remainder Unitrust for which Mr. Fraser is the trustee.

         Shares held by Mr. Dodd include 149,103 shares held for the benefit of Mr. Dodd in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees and 445,763 shares subject to options exercisable within 60 days of January 31, 2000.

         Shares held by Mr. Bradley include 1,835,363 shares held for the benefit of Mr. Bradley in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees.

         Shares held by Mr. Childress include 20,419 shares held for the benefit of Mr. Childress in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustee and 69,651 shares subject to options exercisable within 60 days of January 31, 2000.

         Shares held by Mr. Somerhalder include 2,018,185 shares held for the benefit of Mr. Somerhalder or his wife in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees. These shares include 177,823 shares held by Mr. Somerhalder's wife, Jean Somerhalder, as custodian to Chloe V. Fraser, 177,823 shares held by Mrs. Somerhalder as custodian to Jacob B. Fraser, 177,823 shares held by Mrs. Somerhalder as custodian to Joshua D. Fraser, 177,823 shares held by Mrs. Somerhalder as custodian to Matthew S. Fraser and 177,823 shares held by Mrs. Somerhalder as custodian to William N. Fraser.

         Shares held by Mr. Herington include 1,034,447 shares held for the benefit of Mr. Herington in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees.

         Shares held by Mr. Hartley include 20,168,754 shares held in the Voting Trust for which Mr. Hartley acts as a co-trustee and 7,301,130 shares held for the benefit of Mr. Hartley or his children in the Voting Trust. Shares held for the benefit of Mr. Hartley or his children include 319,683 shares held in an irrevocable trust established for the benefit of Hillary L. Hartley, 319,683 shares held in an irrevocable trust established for the benefit of Antonia C. Hartley and 319,683 shares held in an irrevocable trust established for the benefit of William R. Hartley.

         Shares held by Governor Wilson include 10,000 shares subject to options exercisable within 60 days of January 31, 2000.

         Shares held by all executive officers and directors as a group include 27,469,884 shares held in the Voting Trust for which Messrs. Fraser and Hartley act as co-trustees and 525,414 shares subject to options exercisable within 60 days of January 31, 2000.

                                   MANAGEMENT

DIRECTORS

         The following table sets forth certain information regarding NIC's directors:

NAME                                       AGE     POSITION
----                                       ---     --------
Jeffery S. Fraser....................       40     Chairman of the Board and Director
James B. Dodd........................       42     President, Chief Executive Officer and Director
John L. Bunce, Jr....................       40     Director
Dan Evans............................       75     Director
Ross C. Hartley......................       52     Director
Patrick J. Healy.....................       32     Director
Pete Wilson..........................       66     Director

         Jeffery S. Fraser, one of the Company's founders, has served as the Company's Chairman since April 1998 and as one of the Company's directors since the Company's formation. Mr. Fraser also served as the Company's Chief Executive Officer from April 1998 until November 1999 and as its President from April 1998 to December 1998. Mr. Fraser was also the Chief Executive Officer from April 1998 to December 1998 and President and Chief Executive Officer of the Company's subsidiary, National Information Consortium USA, Inc., from January 1993 to April 1998. Additionally, from January 1992 to September 1998, he served as President and Chief Executive Officer of the Company's subsidiary, Kansas Information Consortium, Inc. Mr. Fraser holds a B.S. in human resource management and an M.S. in information systems from Friends University in Wichita, Kansas.

         James B. Dodd has served as the Company's President, Chief Executive Officer and a director since November 1999. He also served as the Company's President, Chief Operating Officer and a director from January 1999 to December 1999. Prior to joining the Company, Mr. Dodd spent 14 years with Sprint Corporation, a telecommunications company, where he served in various senior management positions including, most recently, as Vice President and General Manager of Sprint's Consumer Internet Access Group. Other positions he held at Sprint included Vice President of Consumer International Marketing from 1992 to 1994, and Vice President of Consumer Product Management and Development from 1995 to 1996. Mr. Dodd earned a CPA in 1982 and holds a B.A. in economics from Stanford University and an M.B.A. from the Harvard Business School.

         John L. Bunce, Jr. has served as one of the Company's directors since June 1998. Mr. Bunce is a Managing Director and a member of the executive committee of Hellman & Friedman LLC, a direct investment firm, which he joined as an associate in 1988. Hellman & Friedman LLC is an affiliate of Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. Mr. Bunce also serves as a director of Western Wireless Corporation, a cellular telecommunications company, Voicestream Wireless Corporation, a telecommunications provider of personal communications services, Bronner Slosberg Humphrey, Co., a direct marketing and interactive agency, Falcon International Communications L.P., a cable company, and MobileMedia Corporation, a paging and messaging services company. Mr. Bunce holds a B.A. in international relations from Stanford University and an M.B.A. from the Harvard Business School.

         Dan Evans has served as one of the Company's directors since November 1998. Governor Evans is the chairman of and has served as a consultant for Dan Evans Associates Consulting, a consulting company in Washington, since May 1989. Governor Evans currently serves as a director of Puget Sound Energy, an investor-owned electric utility company, Flow International, a robotics company, Western Wireless Corporation, a wireless communications company, and Tera Computer, a computer manufacturing company. He also served as a U.S. Senator from September 1983 to January 1989 and the Governor of the State of Washington from January 1965 to January 1977. Governor Evans holds a B.S. and an M.S. in civil engineering from the University of Washington.

         Ross C. Hartley, one of the Company's founders, has served as one of the Company's directors since the Company's formation. From its incorporation to March 1999, Mr. Hartley served as Vice President of Marketing of Kansas Information Consortium, Inc. Mr. Hartley also has served as President of The Hartley Insurance Group, an insurance company in Kansas, since 1974. He also serves as a director of Empire District Electric Company, an investor-owned electric utility company. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

         Patrick J. Healy has served as one of the Company's directors since June 1998. Mr. Healy is a Managing Director of Hellman & Friedman LLC, a direct investment firm, having joined Hellman & Friedman LLC as an associate in 1994. Hellman & Friedman LLC is an affiliate of Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. Currently, he also serves as a director of Bronner Slosberg Humphrey, Co., a direct marketing and interactive agency. Mr. Healy holds an A.B. in economics from Harvard College and an M.B.A. from the Harvard Business School.

         Pete Wilson has served as one of the Company's directors since July 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999. Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California. He has also served as the mayor of San Diego, California. Governor Wilson is a member of The Irvine Company board of directors and is on the Thomas Weisel Partners board of advisors. He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley). After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

         All directors hold office until the next annual meeting of the shareholders and until their successors have been duly elected and qualified. Executive officers are elected by and serve at the discretion of the board of directors.

         Committees of the Board and Meetings

                  Meeting Attendance. During the fiscal year ended December 31, 1999, there were four (4) meetings of the Board of Directors and two (2) meetings of the Compensation Committee of the Board of Directors. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and its committees on which he served during the fiscal year. In addition, the Board of Directors and its Committees acted at various times by unanimous written consent pursuant to Colorado law.

                  Audit Committee. The Audit Committee, which held no meetings in fiscal 1999, currently has three members, Messrs. Hartley, Evans and Wilson. The Audit Committee reviews the engagement of the Company's independent accountants, and reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

                  Compensation Committee. The Compensation Committee, which met two (2) times during fiscal 1999, currently has four members, Messrs. Fraser, Hartley, Healy and Bunce. The Compensation Committee reviews and approves the salaries, bonuses and other compensation payable to the Company's executive officers. The Committee also administers the Company's stock plans, including the Amended and Restated 1998 Stock Option Plan and the 1999 Employee Stock Purchase Plan.

         Compensation of Directors

         The Company's policy is not to pay cash compensation to members of the Board for serving as a Director or for their attendance at Board meetings or Committee meetings. Directors who are not employees of the Company are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

         All Directors are eligible to participate in the Company's Amended and Restated 1998 Stock Option Plan, and non-employee Directors are eligible to participate in the Company's 1999 Employee Stock Purchase Plan. The Compensation Committee determines the number and terms of grants, subject to the restrictions in the Plans relating to the duration of the options, the size of an option award and the exercise price.

         Family Relationships

         There are no family relationships among any of the Company's directors or executive officers other than between Mr. Fraser and Mr. Somerhalder, who are brothers-in-law.

EXECUTIVE OFFICERS

         The names of, and certain information regarding, executive officers of the Company who are not Directors of the Company, are set forth below. The executive officers serve at the pleasure of the Board of Directors.

Name                                Age              Positions with the Company
----                                ---              --------------------------
Kevin C. Childress                  41               Chief Financial Officer
William F. Bradley, Jr.             45               Executive Vice President - Strategy, Policy & Legal,
                                                     General Counsel and Secretary
Samuel R. Somerhalder               57               Executive Vice President - Operations and
                                                     Administration
Harry H. Herington                  39               Executive Vice President - State Operations and
                                                     Assistant Secretary
Joseph Nemelka                      31               Executive Vice President - Marketing Development
Terrence L. Parker                  35               Chief Technology Officer
Ray G. Coutermarsh                  41               Executive Vice President - Local Markets

         Kevin C. Childress has served as the Company's Chief Financial Officer since May 1999. Prior to joining the Company, Mr. Childress served as a Managing Director at the investment banking firm of BT Alex. Brown, Inc. from 1992 to 1999. Prior to joining BT Alex. Brown, Mr. Childress was with Salomon Brothers Inc. for 11 years, part of which time was spent as the manager of the firm's Chicago-based Midwest municipal finance group. Mr. Childress holds a B.A. in economics and political science from Stanford University.

         William F. Bradley, Jr. has served as the Company's Secretary since May 1998, General Counsel since July 1998 and Executive Vice PresidentnStrategy, Policy and Legal since January 1999. In addition, Mr. Bradley served as a director between May 1998 to February 1999. From January 1995 to the present, he has served in various executive capacities with the Company's subsidiaries. From July 1989 to December 1994, Mr. Bradley was an associate and later a law partner at Hinkle, Eberhart & Elkouri, LLC, a law firm in Kansas. Mr. Bradley holds a B.A. in English from the University of Kansas, Lawrence, and a J.D. degree from the University of Kansas School of Law.

         Samuel R. Somerhalder has served as the Company's Executive Vice PresidentnOperations and Administration since January 1999. From May 1998 to November 1998, Mr. Somerhalder served as one of the Company's directors. Prior to that, he served as President, Chief Executive Officer and a director of the Company's subsidiary, Nebraska Interactive, Inc., from January 1995 until August 1999. From November 1994 to April 1996, he also served as Secretary of Nebraska Interactive, Inc. Prior to joining the Company, Mr. Somerhalder was the Senior Vice President of Marketing for First Commerce Technologies, Inc., an information technology company, from October 1991 to January 1995. Mr. Somerhalder holds a B.S. in business administration from Kansas State University.

         Harry H. Herington has served as the Company's Executive Vice PresidentnState Operations since January 1999. He served as one of the Company's directors from May 1998 to February 1999. He also serves as President of National Information Consortium USA, Inc. From September 1995 to September 1996, Mr. Herington served as the Vice President of Kansas Information Consortium, Inc. Prior to accepting his present position with the Company, Mr. Herington was the Associate General Counsel for the League of Kansas Municipalities from August 1992 to September 1995. Mr. Herington holds a B.A. in photo journalism from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

         Joseph Nemelka has served as the Company's Executive Vice PresidentnMarketing Development since November 1999. Mr. Nemelka also served as Chief Executive Officer and a director of the Company's subsidiary, Utah Interactive, Inc. Mr. Nemelka also served as the President of the Company's Market Development Division from October 1996 to July 1999. From July 1997 to March 1999, he served as President and Chief Executive Officer of Arkansas Information Consortium, Inc. Mr. Nemelka served as a marketing associate for Kansas Information Consortium, Inc. from October 1995 to August 1996 and for Indiana Interactive, Inc. from August 1996 to October 1996. From October 1996 to July 1997, he served as a project manager for the Georgia division of the Company's subsidiary National Information Consortium USA. Mr. Nemelka holds a B.A. in political science from Brigham Young University and a J.D. degree from the University of Kansas School of Law.

         Terrence L. Parker has served as the Company's Chief Technology Officer since November 1999. Prior to joining the Company, Mr. Parker served Sprint Corporation for five years in various technical capacities, ultimately becoming Senior Director of Next Generation Products and Applications. As Senior Director at Sprint, Mr. Parker was responsible for developing Internet-enabled services for its broadband business. Additionally, Mr. Parker was the principal architect of Sprint Consumer ISP technical operations.

         Ray G. Coutermarsh has served as the Company's Executive Vice PresidentnLocal Markets since February 2000. Prior to joining the Company, Mr. Coutermarsh was the National Partner in charge of KPMG Peat Marwick LLP's Public Sector electronic commerce practice, where he was responsible for launching electronic commerce solutions targeted at strategic market segments in high technology and government. Prior to that, Mr. Coutermarsh was responsible for KPMG's electronic commerce vendor alliance strategy, working with such technology leaders as BroadVision and Microsoft. Mr. Coutermarsh earned a B.S. in business administration from Plymouth State College, a member of the University of New Hampshire systems, and an MBA from New Hampshire College.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated persons whose total salary, bonus and other compensation exceeded $100,000 (collectively, the "named executive officers") during fiscal 1999. In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

                                                 Annual Compensation                All Other Compensation
                                             -----------------------------       --------------------------------
                                                                                  Health     Consulting    401(k)
                                             Year        Salary      Bonus       Insurance      Fees        Match
                                             ----        ------      -----       ---------      ----        -----
James B. Dodd                                1999        $197,746     $--         $14,670      $4,500       $5,000
     President and Chief Executive
     Officer

Jeffery S. Fraser                            1999        $208,333     $--         $16,660      $4,500       $5,000
     Chairman

William F. Bradley, Jr.                      1999        $138,000     $--         $13,588      $1,500       $5,000
     Executive Vice President--
     Strategy, Policy and Legal, and
     General Counsel

Samuel R. Somerhalder                        1999        $131,500     $--         $15,632      $1,000       $3,945
     Executive Vice President--
     Operations and Administration

Harry H. Herington                           1999        $136,500     $--         $16,004      $3,500       $5,000
     Executive Vice President--
     State Operations

         Consulting fees consist of fees the Company paid to the executive officers in the table above for their services as directors of the Company's subsidiaries, as well as for business advisory services they performed for the Company's subsidiaries.

         Mr. Fraser served as a director of each of the Company's subsidiaries. Mr. Bradley served as a director of the Company's subsidiary Indiana Interactive, Inc. and, briefly, as a director of the Company's subsidiary Nebraska Interactive, Inc. Mr. Herington served as a director of the Company's subsidiaries Nebraska Interactive, Inc., Kansas Information Consortium, Inc., Indiana Interactive, Inc. and Arkansas Information Consortium, Inc.

OPTION GRANTS AND EXERCISES DURING FISCAL 1999

         No stock options were granted to or exercised by each of the executive officers listed in the Summary Compensation Table above during the year ended December 31, 1999.

AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

         None of the executive officers exercised options in 1999. Other than James B. Dodd, none of the executive officers listed in the Summary Compensation Table above held options in 1999.

EMPLOYMENT AGREEMENTS

Jeffery S. Fraser

         On July 24, 1998, Jeffery S. Fraser entered into an employment agreement with the Company. Mr. Fraser currently serves as the Company's Chairman and as one of the Company's directors. The employment agreement provides Mr. Fraser with an annual base salary of $249,000. Should the Company terminate Mr. Fraser's employment without cause before July 1, 2001, it must pay Mr. Fraser one year's base salary in a single lump sum distribution on the first regular Company pay period after his termination. Should the Company terminate Mr. Fraser's employment without cause on or after July 1, 2001, it must pay Mr. Fraser the equivalent of his base salary for the number of months remaining in one lump sum on the first regular pay period after his termination, and Mr. Fraser will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date. Cause is defined in the agreement as: (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of Mr. Fraser's duties to the Company;
(d) intentional damage to any of the Company's property; or (e) conduct by Mr. Fraser which the Company's board of directors determines to be inappropriate for his position.

         Should the Company terminate Mr. Fraser's employment for cause, it must pay Mr. Fraser all compensation due on the date of termination.

         Under the terms of his agreement, Mr. Fraser may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Fraser entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Fraser's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Fraser: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

         James B. Dodd

         On January 1, 1999, James B. Dodd entered into an employment agreement with the Company. Mr. Dodd currently serves as the Company's President and Chief Executive Officer. His employment agreement provides Mr. Dodd with an annual base salary of $200,000. Should the Company terminate Mr. Dodd's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before January 1, 2002, the Company must pay Mr. Dodd his then-current salary in equal monthly payments on the first day of the month for each of the 18 months following his termination. Should the Company terminate Mr. Dodd's employment without cause on or after January 1, 2002, Mr. Dodd will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

         Should the Company terminate Mr. Dodd's employment for cause, it must pay Mr. Dodd all compensation due on the date of termination.

         Under the terms of his agreement, Mr. Dodd may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Dodd entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Dodd's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Dodd: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

         Kevin C. Childress

         On May 16, 1999, Kevin C. Childress entered into an employment agreement with the Company to serve as the Company's Chief Financial Officer. This agreement provides Mr. Childress with an annual base salary of $175,000. Should the Company terminate Mr. Childress' employment without cause, as similarly defined in Mr. Fraser's employment agreement, before May 16, 2002, the Company must pay Mr. Childress his then-current salary in equal monthly payments on the first day of the month for each of the 18 months following his termination. Should the Company terminate Mr. Childress' employment without cause on or after May 16, 2002, Mr. Childress will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

         Should the Company terminate Mr. Childress' employment for cause, it must pay Mr. Childress all compensation due on the date of termination.

         Under the terms of his agreement, Mr. Childress may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Childress entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Childress' employment with the Company terminate for any reason, the agreements provide collectively that Mr. Childress: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

         William F. Bradley, Jr.

         On July 24, 1998, William F. Bradley Jr., entered into an employment agreement with the Company. Mr. Bradley currently serves as the Company's Executive Vice PresidentnStrategy, Policy and Legal, General Counsel and Secretary. The employment agreement provides Mr. Bradley with an annual base salary of $140,000. Should the Company terminate Mr. Bradley's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before July 1, 2001, the Company must pay Mr. Bradley one year's base salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Bradley's employment without cause on or after July 1, 2001, the Company must pay Mr. Bradley the equivalent of his base salary for the number of months remaining, and Mr. Bradley will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

         Should the Company terminate Mr. Bradley's employment for cause, it must pay Mr. Bradley all compensation due on the date of termination.

         Under the terms of his agreement, Mr. Bradley may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Bradley entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Bradley's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Bradley: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

         Samuel R. Somerhalder

         On July 24, 1998, Samuel R. Somerhalder entered into an employment agreement with the Company. Mr. Somerhalder currently serves as the Company's Executive Vice PresidentnOperations and Administration. The employment agreement provides Mr. Somerhalder with an annual base salary of $115,000. Should the Company terminate Mr. Somerhalder's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before July 1, 2001, the Company must pay Mr. Somerhalder one year's base salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Somerhalder's employment without cause on or after July 1, 2001, the Company must pay Mr. Somerhalder the equivalent of his base salary for the number of months remaining, and Mr. Somerhalder will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

         Should the Company terminate Mr. Somerhalder's employment for cause, it must pay Mr. Somerhalder all compensation due on the date of termination.

         Under the terms of his agreement, Mr. Somerhalder may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Somerhalder entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Somerhalder's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Somerhalder: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

         Harry H. Herington

         On July 24, 1998, Harry H. Herington entered into an employment agreement with the Company. Mr. Herington currently serves as the Company's Executive Vice PresidentnState Operations. The employment agreement provides Mr. Herington with an annual base salary of $125,000. Should the Company terminate Mr. Herington's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before July 1, 2001, the Company must pay Mr. Herington one year's base salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Herington's employment without cause on or after July 1, 2001, the Company must pay Mr. Herington the equivalent of his base salary for the number of months remaining, and Mr. Herington will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

         Should the Company terminate Mr. Herington's employment for cause, it must pay Mr. Herington all compensation due on the date of termination.

         Under the terms of his agreement, Mr. Herington may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Herington entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Herington's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Herington: (a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

         Ray G. Coutermarsh

         On February 1, 2000, Ray G. Coutermarsh entered into an employment agreement with the Company. He currently serves as the Company's Executive Vice PresidentnLocal Markets. This agreement provides Mr. Coutermarsh with an annual base salary of $140,000. Should the Company terminate Mr. Coutermarsh's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before February 1, 2003, the Company must pay Mr. Coutermarsh his then-current annual salary in a single lump sum payment on the Company's first regular company pay period after his termination. Should the Company terminate Mr. Coutermarsh's employment without cause on or after February 1, 2003, Mr. Coutermarsh will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

         Should the Company terminate Mr. Coutermarsh's employment for cause, it must pay Mr. Coutermarsh all compensation due on the date of termination.

         Under the terms of his agreement, Mr. Coutermarsh may terminate his employment with the Company in writing at any time for any reason. If Mr. Coutermarsh terminates his employment with the Company voluntarily, he will not be entitled to severance pay. In connection with his employment agreement, Mr. Coutermarsh entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Coutermarsh's employment with the Company terminate for any reason, the agreements provide collectively that Mr.
Coutermarsh: (a) will not use any of the Company's proprietary information without the Company's prior written consent and (b) will not use any confidential information to compete against the Company or any of the Company's employees for a period of two years following termination.

         Terrence L. Parker

         On November 9, 1999, Terrence L. Parker entered into an employment agreement with the Company to serve as the Company's Chief Technology Officer. This agreement provides Mr. Parker with an annual base salary of $130,000. Should the Company terminate Mr. Parker's employment without cause, as similarly defined in Mr. Fraser's employment agreement, the Company must pay Mr. Parker his then-current base compensation for 12 months in a single lump sum payment on the Company's first regular pay period following his termination. Should the Company terminate Mr. Parker's employment for cause, it must pay Mr. Parker all compensation due on the date of termination.

         Under the terms of his agreement, Mr. Parker may terminate his employment with the Company in writing at any time for any reason. If Mr. Parker terminates his employment with the Company voluntarily, he will not be entitled to severance pay. In connection with his employment agreement, Mr. Parker entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Parker's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Parker:
(a) will not use any of the Company's proprietary information without the Company's prior written consent and (b) will not use any confidential information to compete against the Company or any of the Company's employees for two years following termination.

         Joseph Nemelka

         On July 24, 1998, Joseph Nemelka entered into an employment agreement with the Company. He currently serves as the Company's Executive Vice PresidentnMarketing Development. This agreement provides Mr. Nemelka with an annual base salary of $115,000. Should the Company terminate Mr. Nemelka's employment without cause, as similarly defined in Mr. Fraser's employment agreement, before July 1, 2001, the Company must pay Mr. Nemelka his then-current salary in equal monthly payments on the first day of the month for each of the 12 months following his termination. Should the Company terminate Mr. Nemelka's employment without cause on or after July 1, 2001, Mr. Nemelka will not be entitled to severance pay, except as provided in the Company's severance benefit plan, if any, in effect on the termination date.

         Should the Company terminate Mr. Nemelka's employment for cause, it must pay Mr. Nemelka all compensation due on the date of termination.

         Under the terms of his agreement, Mr. Nemelka may terminate his employment with the Company in writing at any time for any reason. If Mr. Nemelka terminates his employment with the Company voluntarily, he will not be entitled to severance pay. In connection with his employment agreement, Mr. Nemelka entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Nemelka's employment with the Company terminate for any reason, the agreements provide collectively that Mr. Nemelka:
(a) will not use any of the Company's proprietary information without the Company's prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company's employees; and (c) will not, for three years following termination, solicit any of the Company's employees or customers.

BENEFIT PLANS

         Amended and Restated 1998 Stock Option Plan

         The 1998 plan was adopted and approved by the Company's board of directors and by the Company's shareholders in May 1998, at which time a total of 4,643,377 shares of Common Stock were reserved for issuance under this plan. In November 1998, the 1998 plan was amended to reserve a total of 7,893,741 shares of Common Stock for issuance under this plan. In May 1999, the 1998 plan was amended to reserve a total of 9,286,754 shares of Common Stock for issuance under this plan. At December 31, 1999, options to purchase 122,954 shares of Common Stock granted under the 1998 plan had been exercised, options to purchase 4,025,593 shares of Common Stock were outstanding and options to purchase 5,138,207 shares of Common Stock remained available for grant. The outstanding options were exercisable at a weighted average exercise price of $7.49 per share. Outstanding options to purchase an aggregate of 1,581,768 shares were held by employees who are not officers or directors of NIC.

         NIC's board of directors has delegated administration of the 1998 plan to its Compensation Committee. Awards under the 1998 plan may consist of incentive stock options, which qualify under Section 422 of the Internal Revenue Code, or non-qualified stock options, which are stock options that do not qualify under that provision.

         The Compensation Committee may grant incentive stock options to employees and officers of the Company or any of its subsidiaries, and non-qualified stock options to employees, officers or directors of the Company or any of its subsidiaries. The Compensation Committee may set the terms of such grants, subject to the restrictions in the 1998 plan. Incentive stock option grants are subject to certain restrictions relating to the duration of the option, the size of an option award and the exercise price.

         In the event of (a) a merger, consolidation or reorganization in which NIC is not the surviving company or (b) the acquisition by another company of all or substantially all of the Company's assets, then every option outstanding under the 1998 plan may be assumed or replaced with new options of comparable value by the surviving, continuing, successor or acquiring company. In the alternative, the Compensation Committee may provide that an optionee can exercise his or her options within the period of 30 days prior to the merger, consolidation, reorganization or acquisition. Additionally, in connection with change of control situations in which a person, other than one of the Company's shareholders, directors or officers, acquires greater than 50% of the combined voting power of the company or less than a majority of the directors are persons who were nominated or selected by the Company's board of directors, the Compensation Committee may accelerate the time at which options granted under the 1998 plan may be exercised by an optionee.

         The 1998 plan will terminate automatically in 2008 unless sooner terminated by the board of directors. The board of directors has the authority to amend, suspend or terminate the 1998 plan, subject to shareholder approval of some of the amendments. However, no action may be taken which will affect any shares of Common Stock previously issued and sold or any option previously granted under the 1998 plan without the optionee's consent.

         1999 Employee Stock Purchase Plan

         The 1999 stock purchase plan was approved by the board of directors and the Company's shareholders in May 1999. The Company's stock purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code in order to provide the Company's employees with an opportunity to purchase shares of the Company's stock through payroll deductions. An aggregate of 2,321,688 shares of Common Stock has been reserved for issuance and are available for purchase under the stock purchase plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Company's Common Stock or its capital structure. At December 31, 1999, no shares of Common Stock had been purchased by employees under the 1999 plan.

         All employees of the Company and of its affiliates who have been employed for a continuous period, as determined by the board or committee administering the stock purchase plan but which will not exceed two years, preceding the offering are eligible to participate in the Company's stock purchase plan, provided that no employee of the Company or of its affiliates whose customary employment is for less than five months in any calendar year and less than 20 hours per week are eligible to participate in the Company's stock purchase plan. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical their participation in a stock purchase plan are not eligible to participate in NIC's stock purchase plan.

         The Company's stock purchase plan will be administered by the Compensation Committee of the board of directors. The Compensation Committee will have complete authority to make awards and will designate offering periods not to exceed 27 months. The Compensation Committee will establish one or more purchase dates during an offering period during which stock purchase rights may be exercised and Common Stock may be purchased.

         In the event the Company dissolves, liquidates, merges or consolidates through a merger in which NIC is not the surviving corporation, effectuate a reverse merger in which NIC is the surviving corporation but the shares of Common Stock outstanding prior to the merger are converted into other property, whether in the form of securities, cash or otherwise, or are acquired by any person, entity or group, as defined by the Exchange Act or any successive provisions, holding at least 50% of the Company's combined voting power, then, the board or committee administering the stock purchase plan may (a) allow the surviving or acquiring corporation to assume the outstanding rights or substitute similar rights for those participating under the stock purchase plan,
(b) have the existing rights under the stock purchase plan remain in full force and effect or (c) allow those participating under the stock purchase plan to use their accumulated payroll deductions to purchase the Company's Common Stock immediately prior to the transactions described above, provided that their rights under the ongoing offering period will be terminated.

         A participating employee is granted a purchase right by which shares of the Company's Common Stock may be purchased during any offering period at the lesser of (a) 85% of the fair market value of the Company's Common Stock on the date of the commencement of the offer period or (b) 85% of the fair market value of the Company's Common Stock on the purchase date. The participant's purchase right is exercised in this manner on each exercise date arising in the offer period unless, on any purchase date, the fair market value of the Company's Common Stock is lower than the fair market value of the Company's Common Stock on the first day of the offering period. If so, the participant's participation in the original offering period is terminated, and the participant is automatically enrolled in the next offering period which will commence on the next day.

         Payroll deductions may range up to 15% of a participant's regular base pay, exclusive of bonuses, overtime, shift-premiums, commissions, reimbursements or other expense allowances. Participants may not make direct cash payments to their accounts. The board or committee administering the stock purchase plan may establish the maximum number of the Company's shares of Common Stock that any employee may purchase under the stock purchase plan during an offering period. The Internal Revenue Code imposes additional limitations on the amount of Common Stock that may be purchased during any calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Jeffery S. Fraser, who served as Chief Executive Officer of the Company until November 1999, served as a member of the Compensation Committee during the fiscal year ended December 31, 1999, and participated in decisions concerning compensation of executive officers.

PERFORMANCE GRAPH

         The performance graph compares the annual change in the Company's cumulative total Shareholder return on its Common Stock during a period commencing on July 15, 1999, the date the Company's stock began publicly trading, and ending on December 31, 1999 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of each of: (a) the Nasdaq (U.S. Companies) Index (Nasdaq); and (b) an industry peer group index during such period, assuming a $100 investment on July 15, 1999. The Company's share price at the beginning of the measurement period was the closing price for the Company's Common Stock on July 15, 1999, and not the price at which the Company's shares of Common Stock were initially offered for purchase in its public offering. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                     NATIONAL INFORMATION CONSORTIUM, INC.,

             NASDAQ (U.S. COMPANIES) INDEX (NASDAQ) AND A PEER GROUP



Total Return Analysis

                   National
                     Info          Peer          Nasdaq
                  Consortium       Group        Composite
                  ----------      -------       ---------
7/15/99             $100.00       $100.00        $100.00
12/31/99            $184.84       $247.48        $143.50

         The Peer Group consists of Network Solutions, Inc., Official Payments Corporation, USWeb/CKS Corp., AppNet Inc. and VerticalNet Inc., each of which engages in one or more of the lines of business in which the Company operates.

                     REPORT ON EXECUTIVE COMPENSATION BY THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee (the "Committee") consists of three non-employee, independent members of the Board of Directors, and the Chairman of the Board. It is the responsibility of the Committee to review, recommend and approve changes to the Company's compensation policies and benefits programs, to administer the Company's stock option plans, including approving stock option grants to executive officers, and to otherwise ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented.

         The goal of the Compensation Committee is to ensure that the Company employs qualified, experienced executives whose financial interest is aligned with that of the shareholders. The Committee considers general industry practice and other factors in structuring executive compensation. The principal components of the Company's executive compensation arrangements are base salary and stock options.

         Salaries at all employee levels are generally targeted at median market levels. In determining appropriate salary levels, the Committee considers the officer's impact level, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets. In February 2000, the Committee retained consultants to conduct a compensation survey in order to track Company compensation for management with that of other employers. The Committee reviews each senior executive officer's salary annually, and such salaries are adjusted periodically when the Committee believes that adjustment is required, taking into account competitive factors in the industry and locations of the Company's activities. While none have yet been made, supplemental cash bonus awards may be made periodically to reflect superior performance by individual employees, in accordance with recommendations by senior management.

         Mr. Dodd became the Company's President and Chief Operating Officer in January 1999 and Chief Executive Officer in November, 1999. The terms of Mr. Dodd's compensation were established by direct negotiation between Mr. Dodd and the then-CEO, Jeffery S. Fraser. The Company was not a public company in January 1999. The Committee will annually review the compensation of Mr. Dodd. Mr. Dodd's compensation is determined in a manner consistent with the practices used in determining the compensation of other executive officers of the Company. Mr. Dodd's base salary for fiscal 2000 provides Mr. Dodd with a total cash compensation opportunity somewhat more conservative than relevant executive labor markets.

         The Committee believes that equity-based incentive arrangements, such as employee stock options and restricted stock, are among the most effective means available to the Company of aligning the interests of employees with the objectives of shareholders generally, competing in today's environment in the high technology sector of virtually zero unemployment, and of building their long term commitment to the Company. The Company emphasizes stock option awards as an essential element of the remuneration package available to its executives and employees, and believes that the practice of granting stock options is critical to retaining and recruiting talented executive personnel. Stock options typically vest in annual increments over periods of up to four years to encourage long-term commitment to the Company by the grantees. In determining the number of shares and/or share options to be given to each executive, the Committee considers the officer's responsibilities, the expected future contribution of the officer to the Company's performance and his base salary. During the fiscal year ended December 31, 1999, none of the named executive officers (5 people) received options to purchase shares.

         The Committee believes the Company's stock option plans have been effective in attracting, retaining and motivating executives and employees of the Company and are an important component of the overall compensation program. The Committee will monitor the Company's compensation program in order to maintain a proper balance between cash compensation and equity-based incentives, and may consider revisions in the future, although it is expected that equity-based compensation will remain one of the principal components of compensation.

                           THE COMPENSATION COMMITTEE

                               Jeffery S. Fraser
                               Ross C. Hartley
                               John L. Bunce, Jr.
                               Patrick J. Healy

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3,4 and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and Nasdaq. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

         Based solely on review of the copies of such reports furnished to the Company, the Company believes that all filing requirements with respect to the year ended December 31, 1999, applicable to its officers, directors and greater than 10% beneficial owners were complied with except that the following persons or entities each filed one or more late report(s) (with the number of late reports followed by the number of transactions reported late indicated in parenthesis): Jeffery S. Fraser (4,1); Ross C. Hartley (3,1); National Information Consortium Voting Trust (3,1); James B. Dodd (1,1); Kevin C. Childress (1,1); William F. Bradley, Jr. (2,1), Samuel R. Somerhalder (2,2); Harry H. Herington (2,1); Joseph Nemelka (3,1) and Pete Wilson (1,1).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Hartley, one of the Company's founders and a member of the Company's board of directors, is the President of the Hartley Insurance Agency, an insurance company which acts as the Company's insurance agent and broker. In 1998, a payment of $8,345 was made directly to the Hartley Insurance Agency. However, the aggregate insurance payment the Company made that was brokered by the Hartley Insurance Agency totaled $478,392, including the $8,345 payment made directly to the Hartley Insurance Agency. In 1999, the Company made no direct payment to the Hartley Insurance Agency. However, the Company made an aggregate payment of $353,504 for all brokering services provided by the Hartley Insurance Agency.

         The Company has periodically leased aircraft from Sky King Leasing, a Kansas corporation, of which Mr. Fraser, one of the Company's founders, Mr. Hartley and Christopher L. Shults, one of the Company's shareholders, each approximately have a 25% interest. In 1998, the Company made payments totaling $24,223 to Sky King Leasing. The Company made no payments to Sky King Leasing in 1999.

         On January 8, 1998, the Company entered into an agreement with each of Messrs. Fraser and Hartley to provide their respective estates with a right to require the Company to repurchase some or all shares of the Company's Common Stock owned by them upon their death. These agreements were terminated on July 1, 1998.

         In March 1998, the Company completed an exchange offer in which shareholders in the Company's local operating networks exchanged their stock for shares of the Company's Common Stock. Messrs. Fraser, Hartley, Bradley, Somerhalder and Herington received an aggregate of 21,614,414 shares of the Company's Common Stock in the exchange offer.

         On June 30, 1998, Messrs. Fraser and Hartley entered into a voting trust agreement under which they act as joint trustees for a Voting Trust which holds, as of March 1, 2000, 27,469,884 shares of the Company's Common Stock.

         On June 30, 1998, the Voting Trust sold to Hellman & Friedman Capital Partners III, L.P. and its affiliates H&F International Partners III, L.P. and H&F Orchard Partners III, L.P., collectively, 10,516,547 shares of the Company's Common Stock at a price of $1.43 per share for an aggregate of approximately $15,000,000. In connection with this sale, the Company entered into an investor rights agreement with Hellman & Friedman and its affiliates in which the Company granted them rights to register shares of the Company's Common Stock in the future.

         On December 31, 1998, the Company issued to James B. Dodd options to purchase 1,393,010 shares of the Company's Common Stock at an exercise price of $1.44 per share. This grant resulted in a noncash compensation charge of $197,660 to the Company for the period ended December 31, 1998, based on the difference between the exercise price and the fair value of the Company's Common Stock on the date of the grant. The Company will take an additional compensation charge of approximately $1.9 million for this grant, amortized over a four-year period.

On February 9, 1999, the Company sold to Mr. Dodd 173,258 shares of the Company's Common Stock at $1.44 per share for an aggregate of approximately $250,000. A compensation charge of $620,888 was taken by the Company in connection with this stock purchase.

         On May 16, 1999, the Company sold to Kevin C. Childress 23,727 shares of the Company's Common Stock at $5.27 per share for an aggregate of approximately $125,000. A compensation charge of $84,826 was taken by the Company in connection with this stock purchase. Additionally, the Company issued to Mr. Childress options to purchase 696,511 shares of the Company's Common Stock at an exercise price of $5.27 per share. This grant resulted in a noncash compensation charge of $249,000 based on the difference between the exercise price and the fair value of the Company's Common Stock on the date of the grant. The Company will take an additional compensation charge of approximately $2.2 million for this grant, amortized over four years from the date of grant.

         The Company has entered into indemnification agreements with each of the Company's directors and officers. These indemnification agreements will require the Company to indemnify these individuals to the fullest extent permitted by Colorado law. The Company has also entered into various employment agreements with the Company's officers. See "ManagementnEmployment Agreements" for a more detailed description.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company intends that all future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

         The Board of Directors currently consists of seven directors. If any of the nominees becomes unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

         The seven nominees receiving the most votes for their election will be elected directors. Abstentions and broker non-votes have no effect on the election of directors. Shareholders do not have the right to cumulate their votes for directors.

         The following is biographical information about each of the nominees:

Name                     Age     Business Experience
----                     ---     -------------------
Jeffery S. Fraser        40      One of the Company's founders, has served as the Company's Chairman since April 1998 and as one of the Company's directors since the Company's formation. Mr. Fraser also served as the Company's
                                 Chief Executive Officer from April 1998 until November 1999 and as the Company's President from
                                 April 1998 to December 1998. He was also the Chief Executive Officer from April 1998 to December
                                 1998 and President and Chief Executive Officer of the Company's subsidiary, National Information
                                 Consortium USA, Inc., from January 1993 to April 1998. Additionally, from January 1992 to September
                                 1998, he served as President and Chief Executive Officer of the Company's subsidiary, Kansas
                                 Information Consortium, Inc. Mr. Fraser holds a B.S. in human resource management and an M.S. in information systems from Friends University in Wichita, Kansas.

James B. Dodd            42      Has served as the Company's President, Chief Executive Officer and director since November 1999. He also served as the Company's President, Chief Operating Officer and a director from January 1999 to
                                 December 1999. Prior to joining the Company, Mr. Dodd spent 14 years with Sprint Corporation, a telecommunications company, where he served in various senior management positions including, most recently, as Vice President and General Manager of Sprint's Consumer Internet Access Group. Other
                                 positions he held at Sprint included Vice President of Consumer International Marketing from 1992 to 1994, and Vice President of Consumer Product Management and Development from 1995 to 1996.
                                 Mr. Dodd earned a CPA in 1982 and holds a B.A. in economics from Stanford University and an M.B.A.
                                 from the Harvard Business School.

John L. Bunce, Jr.       40      Has served as one of the Company's directors since June 1998. Mr. Bunce is a Managing Director and a member of the executive committee of Hellman & Friedman LLC, a direct investment firm, which he joined as an associate in 1988. Hellman & Friedman LLC is an affiliate of Hellman & Friedman
                                 Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P.
                                 Mr. Bunce also serves as a director of Western Wireless Corporation, a cellular telecommunications company, Voicestream Wireless Corporation, a telecommunications provider of personal communications services, Bronner Slosberg Humphrey, Co., a direct marketing and interactive agency, Falcon
                                 International Communications L.P., a cable company, and MobileMedia Corporation, a paging and messaging services company. Mr. Bunce holds a B.A. in international relations from Stanford
                                 University and an M.B.A. from the Harvard Business School.

Name                     Age     Business Experience
----                     ---     -------------------
Dan Evans                75      Has served as one of the Company's directors since November 1998. Governor Evans is the chairman of and has served as a consultant for Daniel J. Evans Associates Consulting, a consulting company in
                                 Washington, since May 1989. Governor Evans currently serves as a director of Puget Sound Energy, an investor-owned electric utility company, Flow International, a robotics company, Western Wireless
                                 Corporation, a wireless communications company, and Tera Computer, a computer manufacturing company. He also served as a U.S. Senator from September 1983 to January 1989 and the Governor of the State of Washington from January 1965 to January 1977. Governor Evans holds a B.S. and an M.S.
                                 in civil engineering from the University of Washington.

Ross C. Hartley          52      One of the Company's founders, has served as one of the Company's directors since the Company's formation. From its incorporation to March 1999, Mr. Hartley served as Vice President of Marketing of Kansas Information Consortium, Inc. Mr. Hartley also has served as President of The Hartley
                                 Insurance Group, an insurance company in Kansas, since 1974. He also serves as a director of Empire
                                 District Electric Company, an investor-owned electric utility company. Mr. Hartley holds a B.S. in mathematics from Baker University in Baldwin City, Kansas and a J.D. degree from the University of
                                 Kansas School of Law.

Patrick J. Healy         32      Has served as one of the Company's directors since June 1998. Mr. Healy is a Managing Director of
                                 Hellman & Friedman LLC, a direct investment firm, having joined Hellman & Friedman LLC as an associate in 1994. Hellman & Friedman LLC is an affiliate of Hellman & Friedman Capital Partners
                                 III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. Currently, he
                                 also serves as a director of Bronner Slosberg Humphrey, Co., a direct marketing and interactive agency. Mr. Healy holds an A.B. in economics from Harvard College and an M.B.A. from the Harvard
                                 Business School.

Pete Wilson              66      Has served as one of the Company's directors since July 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999. Prior to serving as Governor of California, Governor
                                 Wilson served in the U.S. Senate for eight years, representing the State of California. He has also served as the mayor of San Diego, California. Governor Wilson is a member of The Irvine Company board of directors and is on the Thomas Weisel Partners board of advisors. He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of
                                 California at Berkeley). After graduating from Yale, Governor Wilson spent three years in the
                                 Marine Corps as an infantry officer.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

         The Board of Directors of the Company recommends a vote FOR Jeffery S. Fraser, James B. Dodd, John L. Bunce, Jr., Dan Evans, Ross C. Hartley, Patrick
J. Healy and Pete Wilson to hold office until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be voted FOR all of the nominees unless shareholders specify a contrary choice in their proxy.

                         INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

         The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. The Board proposes that the shareholders ratify this appointment. PricewaterhouseCoopers LLP audited the Company's financial statements for the fiscal year ended December 31, 1999. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         In the event that ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider the appointment.

         The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of the independent public accountants.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of the independent public accountants. Proxies solicited by the Board will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.

                                  OTHER MATTERS

         The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgement of the persons voting the proxies.

                              SHAREHOLDER PROPOSALS

         To be considered for inclusion in the Company's proxy statement relating to the 2001 Annual Meeting of Shareholders, Shareholder proposals must be received no later than November 15, 2000. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than February 1, 2001, nor earlier than January 1, 2001. All Shareholder proposals should be marked for the attention of Corporate Secretary, National Information Consortium, Inc., 12 Corporate Woods, 10975 Benson Street, Suite 390, Overland Park, Kansas 66210.

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.


                                        By order of the Board of Directors:



                                        William F. Bradley, Jr.
                                        Corporate Secretary

Overland Park, Kansas
March 21, 2000

------------------------------------------------------------------------------

                                      PROXY

------------------------------------------------------------------------------

                      NATIONAL INFORMATION CONSORTIUM, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 2, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of National Information Consortium, Inc. (the "Company") hereby constitutes and appoints Jeffery S. Fraser and __________, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the Common Stock of National Information Consortium, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of National Information Consortium, Inc. to be held at the Doubletree Hotel, Kansas City - Corporate Woods, 10100 College Boulevard, Overland Park, Kansas, on May 2, 2000, at 10:00 a.m., Central Daylight Time, and at any adjournment or adjournments thereof.

         1. A proposal to elect the following seven Directors: Jeffery S. Fraser, James B. Dodd, John L. Bunce, Jr., Dan Evans, Ross C. Hartley, Patrick
J. Healy and Pete Wilson

         For all nominees _______.

         Withhold authority to vote for all nominee(s) ______.

         Withhold authority to vote for nominee(s) named below:


         -------------------------------

         -------------------------------


         2. Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ended December 31, 2000.

            For ____             Against ____                  Abstain ____


         3. In the discretion of the designated proxies upon such other business relating to the foregoing as may properly come before the meeting, and such matters incidental to the conduct of the meeting, and at any adjournments or postponements thereof.

         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSAL ONE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR PROPOSALS ONE AND TWO. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

         Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.

Date:  ____________, 2000

                                        ----------------------------------------
                                        Signature(s)


                                        ----------------------------------------
                                        Print Name


                                        Address if different from that on label:


                                        ----------------------------------------
                                        Street Address


                                        ----------------------------------------
                                        City, State and Zip Code


                                        ----------------------------------------
                                        Number of shares


Please check if you intend to be present at the meeting: ________